UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2005

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant. Neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
     Palo Verde Nuclear Generating Station
     Arizona Public Service Company (“APS”) has resolved the issues that resulted in the October 11, 2005 shutdown of Units 2 and 3 of the Palo Verde Nuclear Generating Station. Units 2 and 3 are in the process of being restarted and are expected to be at full power within the next few days.
     Power Supply Adjustor
     On October 17, 2005, the Arizona Corporation Commission Staff filed testimony in support of APS' request to recover $80 million in deferred purchased power and fuel costs through a surcharge over a 24- month period. The hearing on this matter is scheduled to commence on October 26, 2005. See “Power Supply Adjustor” in the Pinnacle West Capital Corporation/APS Current Report on Form 8-K filed on September 22, 2005.

====================================================================================================================================

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)

Dated: October 18, 2005	By:	/s/ Barbara M. Gomez

Barbara M Gomez Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)

Dated: October 18, 2005	By:	/s/ Barbara M. Gomez

Barbara M. Gomez Vice President and Treasurer

2